UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 16, 2010

ZEBRA TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19406	36-2675536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Corporate Woods Parkway, Vernon Hills, Illinois	60061
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 847-634-6700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, under the 2010 Zebra Incentive Plan of Zebra Technologies Corporation, each participant is eligible for an incentive award based on two incentive performance components – one is a financial performance component consisting of one or more financial performance goals of the Company and/or, if applicable, of the participant’s assigned business unit, and the other is a second component consisting of one or more other performance goals (the “Personal Performance Goals”).

On March 16, 2010, the Compensation Committee of the Board of Directors reviewed and approved the personal performance goals for the following named executive officers of Zebra: Michael C. Smiley, Hugh K. Gagnier, Philip Gerskovich and Michael H. Terzich.

Twenty percent (20%) of each named executive officer’s target bonus is allocated to the achievement of personal performance goals. The personal performance goals of the NEOs incorporate current strategic initiatives of Zebra, which relate for example, to customer relationships, revenue growth, product innovation, and expense management.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZEBRA TECHNOLOGIES CORPORATION
Date: March 18, 2010
	By:	/s/ Jim L. Kaput
Jim L. Kaput
SVP, General Counsel and Secretary